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November 8, 2000

United States Securities and Exchange Commission
Judiciary Plaza
450 5th Street N.W.
Washington, D.C. 20549
USA

Ladies and Gentlemen:

RE:  FORM S-8

We enclose for filing a Registration Statement on Form S-8

We have sent the filing fee by wire transfer to your account with Mellon Bank.

If you have any questions, please direct them to our legal counsel:

         Paul Hildebrand
         Sideware Systems Inc.
         1600 - 777 Dunsmuir St.
         Vancouver, B.C.
         V7Y 1K4
         Telephone (604) 688-0047
         Fax (604) 688-0094

Yours truly,

Sideware Systems Inc.
  Per:

"Grant Sutherland"

Grant Sutherland, Chairman